AMENDMENT NO. 26

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of October 30, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Emerging Markets Flexible Bond Fund, Invesco MLP Fund, Invesco Oppenheimer Global Unconstrained Bond Fund, Invesco Oppenheimer Preferred Securities and Income Fund, Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund and Invesco Oppenheimer SteelPath Panoramic Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco All Cap Market Neutral Fund

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Greater China Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Select Equity Fund

Invesco Endeavor Fund

Invesco Health Care Fund

Invesco Global Infrastructure Fund

Invesco Global Market Neutral Fund

Invesco Global Targeted Returns Fund

Invesco Long/Short Equity Fund

Invesco Low Volatility Emerging Markets Fund

Invesco Macro Allocation Strategy Fund

Invesco Multi-Asset Income Fund

Invesco Oppenheimer Capital Income Fund

Invesco Oppenheimer Developing Markets Fund

Invesco Oppenheimer Discovery Mid Cap Growth Fund

Invesco Oppenheimer Emerging Markets Innovators Fund

Invesco Oppenheimer Emerging Markets Local Debt Fund

Invesco Oppenheimer Fundamental Alternatives Fund

Invesco Oppenheimer Global Allocation Fund

Invesco Oppenheimer Global Multi-Asset Income Fund

Invesco Oppenheimer Global Strategic Income Fund

Invesco Oppenheimer International Bond Fund

Invesco Oppenheimer Macquarie Global Infrastructure Fund

Invesco Oppenheimer SteelPath MLP Alpha Fund

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund

Invesco Oppenheimer SteelPath MLP Income Fund

Invesco Oppenheimer SteelPath MLP Select 40 Fund

Invesco Oppenheimer Total Return Bond Fund

Invesco Pacific Growth Fund

Invesco Select Companies Fund

Invesco U.S. Managed Volatility Fund

Invesco World Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name: Harsh Damani

Title: CFO Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Alexander Taft

Name: Alexander Taft

Title: Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Colin Fitzgerald

Name: Colin Fitzgerald

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Lee Siu Mei /s/ Pang Sin Chau

Name: Lee Siu Mei Pang Sin Chau

Title: Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Stephen Swanson

Name: Stephen Swanson

Title: Secretary and General Counsel